                                                      Registration Statement No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933

                                   AXONYX INC.
             (Exact Name of Registrant as Specified in Its Charter)

         NEVADA                                                86-0883978
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                          825 THIRD AVENUE, 40TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 688-4770

       (Address, including zip code, and telephone number, of Registrant's principal executive offices)

          Marvin S. Hausman, M.D., President & Chief Executive Officer
                          825 Third Avenue, 40th Floor
                            New York, New York 10022
                                 (212) 688-4770

 (Name, address, including zip code, and telephone number of agent for service)

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE


                                            Proposed Maximum
Title of Securities                         Aggregate                                   Amount of
To be Registered                            Offering Price (1)                          Registration Fee
----------------------------------------------------------------------------------------------------------
Securities                                  $25,000,000                                 $6,600.00


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                Subject to completion, dated September 21, 2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                   AXONYX INC.

                  $25,000,000 aggregate amount of common stock

     This prospectus will allow us to issue securities over time. This means:

-    we will provide a prospectus supplement each time we issue securities;

- the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

- you should read this document and any prospectus supplement carefully before you invest.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "AXYX." On September 18, 2000, the closing bid price for our common stock was $11.375 per share.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is ______________, 2000.

                                TABLE OF CONTENTS


                                                                                PAGE
                                                                                ----
Where you can find more information..........................................   1
The Company..................................................................   2
The Offering.................................................................   3
Risk Factors.................................................................   4
Forward-Looking Statements...................................................   11
Use of Proceeds..............................................................   12
Plan of Distribution.........................................................   12
Legal Matters................................................................   14
Experts......................................................................   14


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. Neither the delivery of this prospectus, nor any sale make under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also publicly available through the SEC's web site on the Internet at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1.   Our Annual Report on Form 10-KSB for the year ended December 31, 1999;

     2.   Our Proxy Statement dated May 10, 2000;

     3. Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000; and

     4. The description of our common stock set forth in our Amendment No. 1, Registration Statement on Form 10-SB, filed with the SEC on August 10, 1999.

     This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Descriptions of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement for a more complete description of the matter involved, each statement being qualified in its entirety by such reference. At your written or telephonic request, we will provide you, without charge, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Direct your request to us at Axonyx Inc., 825 Third Ave., 40th Floor, New

York, New York 10022, Attention: Michael Strage, Vice President & Treasurer, telephone (212) 688-4770.

                                   THE COMPANY

     We are engaged in the business of identifying and acquiring novel central nervous system drug candidates. We acquire patent rights to central nervous system pharmaceutical compounds with significant potential market impact and advance the compounds through clinical development towards regulatory approval. We have acquired worldwide exclusive patent rights to three main classes of therapeutic compounds designed for the treatment of Alzheimer's Disease, Mild Cognitive Impairment, and related diseases. We licensed these patent rights from New York University and, via a sublicense, from the National Institute on Aging. We have an ongoing research and development relationship with both of these licensors. In addition, we are sponsoring the development of a diagnostic test for Alzheimer's Disease at the University of Melbourne (Australia).

     We are developing compounds under contract in laboratories at the New York University School of Medicine and, through a research and development collaboration, with the National Institute on Aging's laboratories and elsewhere. We entered into a Development Agreement and Right to License with a subsidiary of Ares Serono, S.A., a Swiss pharmaceutical company, for a one year term ending May 17, 2000, renewable for a second year, with a right to sublicense our patent rights to certain of our compounds. Under this license Ares Serono is undertaking research on the covered compounds. On May 2, 2000 Ares Serono informed us that Ares Serono is exercising its right to license and the two companies are currently negotiating the final terms of a licensing agreement. We intend to develop other corporate partnerships with established and well capitalized pharmaceutical companies for the clinical development of some of our other compounds and for their production, commercialization and marketing. We do not currently maintain any proprietary laboratory or research premises.

     We have licensed a portfolio of drugs that covers three distinct therapeutic approaches. These drugs have demonstrated activity in treating the causes of Alzheimer's Disease in preclinical development. Each class of drug compounds has a different target and represents a unique, innovative platform for the development of pharmaceutical products for the diagnosis and treatment of Alzheimer's Disease.

     The treatment of people with Alzheimer's Disease is a multi billion-dollar industry in the United States alone and constitutes an extremely large potential market with an unmet therapeutic need. Currently there are only three approved drugs that provide at best marginal symptomatic relief for one aspect of Alzheimer's Disease. One of our compounds, Phenserine, an acetylcholinesterase inhibitor, has shown in preclinical studies a potential therapeutic and safety profile superior to the leading product currently on the market. Our two other lead product candidates, phenethylcymserine, a butyrylcholinesterase inhibitor, and the Amyloid Inhibitory Peptides, attack the disease in other inventive and effective ways, representing potentially new platform technologies for the treatment of Alzheimer's Disease. The Development Agreement and Right to

License with Ares Serono includes the Amyloid Inhibitory Peptides. We expect to derive our revenues from patent sub-licensing fees, royalties from pharmaceutical sales, appropriate milestone payments, and research and development contracts.

                                  THE OFFERING


Securities offered in this prospectus           $25,000,000 aggregate amount of common stock shares

Common stock outstanding:
         Prior to the offering                  15,282,371 shares
         After the offering                                        shares (1)
                                                ------------------

Use of proceeds                                 For operating costs, capital expenditures and
                                                working capital needs, including costs associated
                                                with clinical testing and manufacturing of Phenserine,
                                                research and development of phenethylcymserine and
                                                for our other pipeline drug product candidates; for
                                                the development of administrative and other support
                                                services necessary to support these activities; and other
                                                general corporate purposes. See "Use of Proceeds."


Nasdaq trading symbol for common stock          AXYX

Risk factors                                    This offering involves a high degree of
                                                risk. See "Risk Factors".


(1) The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of September 18, 2000, and excludes:

     - 763,000 shares issuable upon the exercise of common stock purchase warrants outstanding as of September 18, 2000;

     - 1,485,700 shares subject to outstanding options as of September 18, 2000; and

     - 1,788,300 shares issuable upon exercise of future options available for grant under our stock option plans.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. THIS COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT FUTURE PLANS, OBJECTIVES, AND INTENTIONS, THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

                          RISKS RELATED TO OUR BUSINESS

WE ARE AT AN EARLY STAGE OF DEVELOPMENT AND WE HAVE A LIMITED OPERATING HISTORY. WE HAVE A LARGE ACCUMULATED DEFICIT AND MAY NEVER BECOME PROFITABLE.

     We have a very limited operating history upon which investors may base an evaluation of our likely future performance. Since we began operations in 1997 we have been engaged in organizational and start-up activities, including developing our research programs, recruiting outside directors, employees and key consultants, and consummating patent licensing agreements. To date, we have not had any laboratory facilities in which to conduct any research and will not have any operational laboratories of our own in the near future. We have had only limited revenue from license fees to date, other than interest income. As of June 30, 2000, we had an accumulated deficit of $9,262,000, and our operating losses are continuing.

WE HAVE NO PRODUCTS AVAILABLE FOR SALE AND THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN DEVELOPING PRODUCTS SUITABLE FOR COMMERCIALIZATION.

- We have no products available for sale and we do not expect to have any products commercially available for several years, if at all.
-    Our research and development programs are at an early stage.
- We cannot assure you that our research will lead to the discovery of any therapeutic agents.
- If any potential products are identified, they will require significant additional research, development, preclinical and clinical testing, regulatory approval and substantial additional investment prior to commercialization.
- Any potential products we identify may not be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, or be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.

WE CANNOT ASSURE YOU THAT WE WILL HAVE FUTURE REVENUE OR OPERATING PROFITS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     We expect to incur substantial operating losses for at least the next several years. We currently have limited sources of revenue other than interest income, and we cannot assure you that we will be able to develop other revenue sources or that our operations will become profitable, even if we are able to enter into joint venture arrangements to commercialize any products. Other than interest income, the only revenue that we have realized to date has been a modest fee paid by Ares Serono, S.A. under the terms of the Development Agreement and Right to License. If we do not generate significant increases in revenue, at some point in the future we may not be in a position to continue operations and investors could lose their entire investment.

IF WE FAIL TO COMPLY WITH THE TERMS OF OUR LICENSING AGREEMENTS OUR LICENSORS MAY TERMINATE CERTAIN LICENSES TO PATENT RIGHTS, CAUSING US TO LOSE VALUABLE INTELLECTUAL PROPERTY ASSETS.

     Under the terms of its licensing agreements with each of our patent licensors, New York University and, via a sublicense, the United States Public Health Service (on behalf of the National Institute of Aging), our exclusive license to our patent rights may be terminated if we fail to meet our obligations to the licensors. We have not, as of the date of this prospectus, received notice of default of any of our obligations. If we receive written notice of our default or material breach of any of our obligations under the licensing agreements, we must cure the default within thirty or sixty days or the relevant licensor may terminate the license. After such termination, we would not be entitled to make any further use whatsoever of the licensed patent rights or any technology we have derived from them. Such termination could also cause us to lose some or all of our revenues under sublicensing agreements, if any.

     The performance of our obligations to the licensors will require increasing expenditures as the development of the licensed drug compounds proceed. We cannot guarantee that we will be capable of raising the funds necessary to meet our license obligations, sublicense part or all of our licensed drug compounds to a third party capable of undertaking the obligations, or fulfill additional licensing obligations.

WE DO NOT CURRENTLY HAVE THE CAPABILITY TO UNDERTAKE MANUFACTURING, MARKETING, OR SALES OF ANY POTENTIAL PRODUCTS AND WE HAVE LIMITED PERSONNEL TO OVERSEE CLINICAL TESTING AND THE REGULATORY APPROVAL PROCESS.

     We have not invested in manufacturing, marketing or product sales resources. There can be no assurance that we will be able to acquire such resources. We will also need to hire additional personnel skilled in the clinical testing and regulatory compliance process if we develop additional products with commercial potential. We have no history of manufacturing or marketing. There can be no assurance that we will successfully manufacture or market any product we may develop, either independently or under manufacturing or marketing arrangements, if any, with other companies. There can be no assurance any arrangements with other companies can be successfully negotiated or that such arrangements will be on commercially reasonable terms. To the extent that we arrange with other companies to manufacture or market our products, if any, the success of such products may depend on the efforts of those other companies.

WE WILL NEED SUBSTANTIAL ADDITIONAL FUNDS IN THE FUTURE TO MEET OUR FIXED FINANCIAL COMMITMENTS.

     The amounts and timing of our expenditures will depend on the progress of our research and development and the cost and timing of regulatory approvals. Based on our current research and product development programs, we anticipate that the maximum net proceeds of this offering and interest income earned thereon should be adequate to satisfy our capital and operational requirements for at least two years from the date of this document. Our cash requirements may vary materially from those now planned because of results of research and development, results of clinical testing, relationships with possible strategic partners, changes in the focus and direction of our research and development programs, competitive and technological advances, the FDA regulatory process and other factors. The proceeds of this offering will not be sufficient to fund our operations up to the commercialization of our first product.

     We have substantial fixed commitments under certain research and licensing agreements and office leases. Our fixed commitments are currently in excess of $529,000 per year and are likely to increase.

- We will require substantial additional funding for our research and product development programs, for operating expenses, and in pursuit of regulatory clearances.
- Additional funds for these purposes may not be available when needed or on terms acceptable to us.
- We may spend the proceeds of this offering without developing any commercially viable product.
- Insufficient funds may require us to delay, scale back or eliminate certain of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves.
- To the extent we raise additional capital by issuing securities, further dilution to the investors in this offering may result.
-    We have no established banking arrangements for borrowing funds.

WE ARE DEPENDENT ON NON-EMPLOYEE SCIENTIFIC PERSONNEL AND EXECUTIVE OFFICERS WHO DO NOT HAVE EMPLOYMENT CONTRACTS.

     Because of the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific and management personnel. The loss of our President and Chief Executive Officer, Dr. Marvin Hausman, and/or other executive officers would be detrimental to us. We do not currently have any written employment agreements with our executive officers. We do not have employment agreements with key scientific personnel who are doing research at New York University and the National Institute of Aging under research and licensing agreements with those institutions, and can have no assurance that such personnel will continue to be employed in such research.

     There is intense competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. Loss of the services of or failure to recruit additional key scientific and technical personnel would be detrimental to our research and development programs and business.

     Most members of our Scientific Advisory Board and our other scientific consultants are employed by academic and research institutions, or are self-employed. For this reason, our advisors and consultants will be able to devote only a portion of their time to us. In addition, it is possible, in certain circumstances, that inventions or processes discovered by them will not become the property of our company but will be the property of their full-time employers.

WE ARE CURRENTLY DEPENDENT FOR OUR REVENUES UPON THE SUCCESSFUL NEGOTIATION OF A LICENSING AGREEMENT WITH ARES SERONO.

     The only revenue we have generated to date arose from our Development and Right to License Agreement with a wholly owned subsidiary of Ares Serono, a Swiss pharmaceutical company. While Ares Serono has exercised its rights to license certain of our patent rights and will pay an additional fee to us if we finalize a licensing agreement with them, we cannot be certain that such negotiation will prove successful. If we fail to sign a licensing agreement with Ares Serono our business prospects will be adversely affected and there can be no assurance that, in such an event, we will be able to enter into other revenue producing licensing agreements covering the same or other patent rights owned by us.

OUR BUSINESS COULD BE HARMED IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY.

     We have licensed rights to certain patented and patent pending proprietary technology from research institutions to which we are obligated to pay royalties if we or our sublicensees develop products based upon the licensed technology. Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical industry places considerable importance on patent and trade secret protection for new technologies, products and processes. In addition to the five issued patents, we and our licensors have filed three patent applications in the United States. We plan to file patent applications in other countries, and we may seek additional patents in the future. We cannot assure you as to the breadth or the degree of protection that any such patents, if issued, will afford us or that any patents based on the patent applications will be issued at all. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or otherwise obtain access to our know-how or that others may not be issued patents that may require licensing and the payment of significant fees or royalties by us for the pursuit of our business.

WE MIGHT FACE INTELLECTUAL PROPERTY CLAIMS THAT MAY BE COSTLY TO RESOLVE AND COULD DIVERT MANAGEMENT ATTENTION.

     We may from time to time be subject to claims of infringement of other parties' proprietary rights. We could incur substantial costs in defending ourselves in any suits brought against us claiming infringement of the patent rights of others or in asserting our patent rights in a suit against another company. Adverse determinations in any litigation could subject us to significant liabilities to third parties, require us to seek costly licenses from third parties and prevent us or our sublicencees from manufacturing and selling our potential products. Despite the use of confidentiality agreements and noncompete agreements, which themselves may be of limited effectiveness, it will be difficult for us to protect our trade secrets.

WE ARE SIGNIFICANTLY CONTROLLED BY OUR MANAGEMENT.

     Our executive officers comprise three of the six members of the Board of Directors. As a result, our management has the ability to exercise influence over our significant matters. This high level of influence may have a significant effect in delaying, deferring or preventing a change of control of our company.

                          RISKS RELATED TO OUR INDUSTRY

POTENTIAL TECHNOLOGICAL CHANGES IN OUR FIELD OF BUSINESS CREATE CONSIDERABLE UNCERTAINTY.

     We are engaged in the biopharmaceutical field, which is characterized by extensive research efforts and rapid technological progress. New developments in Alzheimer's Disease research are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of our programs or products noncompetitive or obsolete.

     Our business strategy is based in large part upon inhibition of amyloid conformational change and amyloid precursor protein processing and the application of these new and unproven technologies to the development of biopharmaceutical products for the treatment of Alzheimer's Disease and other human diseases. No assurance can be given that unforeseen problems will not develop with these technologies or applications or that commercially feasible products will ultimately be developed by us.

THE MARKETS IN WHICH WE SEEK TO PARTICIPATE ARE INTENSELY COMPETITIVE AND WE ARE A SMALL FACTOR.

     There are many companies, both public and private, including well-known pharmaceutical companies, engaged in developing synthetic pharmaceutical and biotechnological products for human therapeutic applications in the Alzheimer's Disease area. Many of these companies have substantially greater capital, research and development and human resources and experience than us and represent significant long-term competition for us. In addition, many of these competitors have significantly greater experience than us in undertaking preclinical testing and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. Furthermore, if we or a future licensee is permitted to commence commercial sales of any product, we or our licensee will also be competing with companies that have greater resources and experience in manufacturing, marketing and sales. We have no experience in these areas. These other companies may succeed in developing products that are more effective or less costly than any that may be developed by our future licensee and may also prove to be more successful than our future licensee in production and marketing. Competition may increase further as a result of the potential advances in the commercial applicability of peptide chemistry and greater availability of capital for investment in these fields. Other companies are engaged in research and product development based on amyloidogenesis and acetylcholinesterase inhibition.

THERE CAN BE NO ASSURANCE OF FDA APPROVAL FOR OUR POTENTIAL PRODUCTS AND GOVERNMENT REGULATION MAY IMPACT OUR DEVELOPMENT PLANS.

     The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of therapeutic pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures and other costly and time-consuming procedures. Satisfaction of these requirements typically takes a number of years and varies substantially based upon the type, complexity and novelty of the pharmaceutical compounds. All of our drug product candidates are currently in various stages of pre-clinical development and consequently significant regulatory hurdles remain before any application for regulatory approval can be submitted. None of our drug product candidates have been tested in human clinical trials and there can be no assurance that the drug candidates will elicit similar results in human testing to the results in animal testing. We cannot predict with any certainty when we may submit products, if any, for FDA or other regulatory approval. Government regulation also affects the manufacture and marketing of pharmaceutical products.

     The effect of government regulation may be to delay marketing of our new products for a considerable period of time, to impose costly procedures upon our activities and to furnish a competitive advantage to larger companies that compete with us. There can be no assurance that FDA or other regulatory approval for any products developed by us will be granted on a timely basis, if at all. Any such delay in obtaining, or failure to obtain, such approvals would adversely affect the marketing of our products and the ability to generate product revenue. Government regulation may increase at any time creating additional hurdles for us. The extent of potentially adverse government regulation which might arise from future legislation or administrative action cannot be predicted.

                         RISKS RELATED TO THIS OFFERING

WE DO NOT PAY CASH DIVIDENDS.

     We have never paid dividends and do not presently intend to pay any dividends in the foreseeable future.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

     There are currently 12,632,869 shares of our common stock outstanding which are "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933. Such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. The timing and amount of sales of common stock that are currently restricted securities could have a depressive effect on the future market price of our common stock.

THERE IS ONLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK AND IT IS POSSIBLE THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES EASILY.

     There is currently only a limited trading market for our common stock. Our common stock trades on the Nasdaq SmallCap Market under the symbol "AXYX" with very limited trading volume. There can be no assurance that a substantial trading market will ever develop (or be sustained, if developed) for our common stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without delay. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in the market price of our securities because of factors unrelated, as well as related, to our operating performance. Factors such as announcements of technological innovations or new products by us or our competitors, government regulatory action, patent or proprietary rights developments and market conditions for biotechnology stocks in general could have a significant impact on the future market price of our common stock. In the period from September 1, 1999 to September 1, 2000, the price of our common stock has ranged from $7.75 to $21.00.

THE FUTURE ISSUANCE OF COMMON STOCK UPON EXERCISE OF WARRANTS AND STOCK OPTIONS MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

     To date, we have granted options to purchase an aggregate of 1,373,700 shares of our common stock to our employees, officers, directors, and consultants under our 2000,

1998 and 1997 Stock Option Plans. We may issue options to purchase an additional 1,788,300 shares of our common stock under the 2000 and 1998 Stock Option Plans.

     In addition, we have granted options to purchase an aggregate of 112,000 shares of common stock outside of our Stock Option Plans to consultants and others.

     There are currently outstanding warrants to purchase an aggregate of 763,000 shares of common stock.

     During the respective terms of the warrants and options granted or to be granted under our stock option plans or outside the plans, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing stockholders. The existence of these warrants and options could make it more difficult for us to obtain additional financing while such securities are outstanding. The holders may be expected to exercise their rights to acquire common stock and sell at a time when we would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these warrants and options.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in, or incorporated by reference into this prospectus, are forward-looking statements. In addition, when used in this document, the words "anticipate", "estimate", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks or uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although we believe that the expectations reflected in these forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results unless required by law.

                                 USE OF PROCEEDS

     We cannot guarantee that we will receive any proceeds in connection with this offering.

     Unless otherwise provided in a supplement to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, capital expenditures and working capital needs, which may include costs of further clinical testing of Phenserine, further preclinical development of Phenethylcymserine, research and development of other acetyl- and butyrylcholinesterase inhibitory compounds in our drug pipeline, development of the infrastructure necessary to support those activities and other general corporate purposes.

     We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The proceeds of this offering may also be used to acquire companies or intellectual property that complement our business, although we cannot at this time predict whether any of these types of acquisitions will occur in the near future. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering, progress with clinical drug development of Phenserine, and progress with our other drug development programs. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

     We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of Phenserine and development of our other drug product candidates. Additional capital may be raised through additional public or private financing, as well as collaborative relationships, incurring debt and other available sources.

                              PLAN OF DISTRIBUTION

We may offer our common stock:

-    directly to purchasers;

-    to or through underwriters;

-    through dealers, agents or institutional investors; or

-    through a combination of such methods.

     Regardless of the method used to sell the securities, we will provide a prospectus supplement that will disclose:

- the identity of any underwriters, dealers, agents or investors who purchase the securities;

- the material terms of the distribution, including the amount sold and the consideration paid;

- the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

- the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

- the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

     We may sell our common stock at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of our common stock, underwriters may receive compensation from us or from purchasers of our common stock in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our common stock may be considered underwriting discounts and commissions under the Securities Act of 1933.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our common stock against various liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our common stock from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our common stock, we will indicate that in the prospectus supplement.

     In connection with an offering of our common stock, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our common stock for their own account. In addition, underwriters may bid for, and purchase, our common stock in the open market to cover short positions or to stabilize the price of our common stock. Finally, underwriters may reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

     We are represented by Brobeck, Phleger & Harrison LLP of New York, New York with respect to legal matters related to this offering. The validity of the issuance of the securities offered hereby, under Nevada law, will be passed upon for us by Gordon & Silver, Ltd. of Las Vegas, Nevada.

                                     EXPERTS

     Richard A. Eisner & Company, LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Richard A. Eisner & Company, LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that we will need to pay the following expenses in connection with the distribution of the securities being registered:


SEC Registration and Filing Fee ........................   $ 6,600
Legal Fees and Expenses* ...............................   $50,000
Accounting Fees and Expenses*...........................   $ 8,000
Printing* ..............................................   $ 2,000
Transfer Agent Fees*....................................   $ 1,500
Nasdaq Filing Fees* ....................................   $21,000
Miscellaneous* .........................................   $   900

         TOTAL .........................................   $90,000



*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada General Corporation Law allows us to indemnify our officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. We may authorize such indemnification if we determine that it is proper under the circumstances. This determination can be authorized based on a vote of our stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney's fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director.

     We have purchased and maintained insurance covering our officers and directors for the purpose of covering indemnification expenses.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of our company as to which indemnification is being sought.

ITEM 16. EXHIBITS


EXHIBIT NO.            DESCRIPTION OF DOCUMENT
-----------            -----------------------
3.1*                   Restated Articles of Incorporation dated June 23, 2000

3.2**                  By-Laws

5.1                    Opinion of Gordon & Silver, Ltd.

23.1                   Consent of Richard A. Eisner & Company LLP

23.2                   Consent of Gordon & Silver Ltd. (Reference is made to
                       Exhibit 5.1.)

24.1                   Power of Attorney.  (See signature page.)


----------

* Incorporated by reference to the corresponding exhibit in the Form 10-QSB previously filed by the Company on August 14, 2000.

** Incorporated by reference to the corresponding exhibit in the Registration Statement on Form 10-SB previously filed by the Company on March 17, 1999 (File no. 000-25571).

ITEM 17. UNDERTAKINGS

(1)  We hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(2) We hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) We also undertake that we will:

     (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that our company meets all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 18, 2000.

                                       AXONYX INC.



                                       By: /s/ Marvin S. Hausman, M.D.
                                          --------------------------------------
                                             Marvin S. Hausman, M.D.
                                             President & Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature below constitutes and appoints Albert D. Angel and Marvin S. Hausman, M.D. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                       DATE
---------                          -----                                       ----

/s/ Albert D. Angel
-----------------------------      Chairman of the Board                       9/20/00
Albert D. Angel


/s/ Marvin S. Hausman, M.D.
-----------------------------      President & Chief Executive Officer         9/20/00
Marvin S. Hausman, M.D.            and Director (Principal Executive Officer)


                                                                              19

/s/ Abraham E. Cohen
-----------------------------      Director                                    9/20/00
Abraham E. Cohen


/s/ Michael M. Strage
-----------------------------      Vice President, Treasurer and Director      9/20/00
Michael M. Strage                  (Principal Financial & Accounting Officer)


/s/ Michael R. Espey
-----------------------------      Vice President, Secretary,                  9/20/00
Michael R. Espey                   General Counsel and Director


/s/ Christopher Wetherhill
-----------------------------      Director                                    9/20/00
Christopher Wetherhill


                                INDEX TO EXHIBITS


3.1*             Restated Articles of Incorporation dated June 23, 2000

3.2**            By-Laws

5.1              Opinion of Gordon & Silver, Ltd.

23.1             Consent of Richard A. Eisner & Company LLP

23.2 Consent of Gordon & Silver Ltd. (Reference is made to Exhibit 5.1.)

24.1             Power of Attorney. (See signature page.)


----------

* Incorporated by reference to the corresponding exhibit in the Form 10-QSB previously filed by the Company on August 14, 2000.

** Incorporated by reference to the corresponding exhibit in the Registration Statement on Form 10-SB previously filed by the Company on March 17, 1999 (File no. 000-25571).